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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)        June 17, 2004
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                    Pennsylvania Real Estate Investment Trust
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               (Exact Name of Registrant as Specified in Charter)


Pennsylvania                             1-6300                 23-6216339
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(State or Other Jurisdiction           (Commission             (IRS Employer
of Incorporation)                      File Number)         Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania       19102
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:       (215) 875-0700
                                                    ----------------------------


________________________________________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)









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Item 5.  Other Events and Required FD Disclosure.
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         On June 17, 2004, Pennsylvania Real Estate Investment Trust ("PREIT")
announced that it had signed a definitive agreement to sell five malls to Lightstone Real Estate Partners, LLC ("Lightstone"). The five malls were classified by PREIT as assets held for sale on its 2003 year-end and first quarter 2004 financial statements. The sale price is approximately $110.7 million.

         The five malls, totaling 2.6 million square feet, were among six malls identified as non-core assets at the time of PREIT's merger with Crown American Realty Trust and were classified as assets held for sale/discontinued operations in accordance with applicable accounting rules. The five malls are: Bradley Square Mall in Cleveland, Tennessee; Martinsburg Mall in Martinsburg, West Virginia; Mount Berry Square Mall in Rome, Georgia; Shenango Valley Mall in Sharon, Pennsylvania; and West Manchester Mall in York, Pennsylvania. The sixth mall, Schuylkill Mall in Frackville, Pennsylvania, will continue to be held for sale by PREIT.

         The net proceeds from the sale are expected to be approximately $108.5 million after closing costs. Lightstone will forfeit its $2.5 million cash deposit if it does not close for any reason other than the failure of PREIT to comply with typical closing conditions or to obtain the releases of the mortgage liens on West Manchester Mall and Martinsburg Mall. PREIT expects that those two properties will be replaced by Northeast Tower Center in Philadelphia, Pennsylvania and Jacksonville Mall in Jacksonville, North Carolina in the collateral pool that secures a mortgage loan with GE Capital Corporation. PREIT anticipates that the proceeds from the sale will be used to pay down PREIT's unsecured revolving line of credit.

         For the 12-months ended March 31, 2004, the average in-line sales of the five malls were $237 per square foot, which was $75 per square foot below the average in-line sales for PREIT's other malls (including the other malls acquired in the Crown merger) for that period.

         Also on June 17, 2004, PREIT announced that it had signed a definitive agreement to sell its 60% ownership interest in Rio Grande Mall, a 166,000 square foot strip center, in Rio Grande, New Jersey to Freeco Development LLC, an affiliate of its joint venture partner. The sale price is $4.1 million. PREIT expects to record a gain of approximately $1.6 million in the third quarter of 2004 from this transaction.

         The foregoing statements include certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may prevent PREIT or the buyers from consummating the proposed transactions on the terms described above, or at all, including, without limitation, the satisfaction of closing conditions applicable to the transaction (some of which are beyond PREIT's control). PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this Current Report on Form 8-K to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended December 31, 2003.




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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PENNSYLVANIA REAL ESTATE
                                        INVESTMENT TRUST



Date: June 17, 2004                 By: /s/ Bruce Goldman
                                        ----------------------------------------
                                        Bruce Goldman
                                        Executive Vice President-General Counsel
                                        and Assistant Secretary






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